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                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                         INSIGNIA FINANCIAL GROUP, INC.

                                       and

                      The INITIAL STOCKHOLDERS Specified on
                           the Signature Pages Hereof

                            Dated as of June 18, 2002


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                  REGISTRATION RIGHTS AGREEMENT (this or the "Agreement") dated as of June 18, 2002, by and among Insignia Financial Group, Inc., a Delaware corporation (the "Company"), and the Initial Stockholders specified on the signature pages of this Agreement (the "Initial Stockholders").

                              W I T N E S S E T H :

                  WHEREAS, the Company and the Initial Stockholders have entered into a Stock Subscription and Exchange Agreement, dated as of June 7, 2002 (such Stock Subscription and Exchange Agreement, as amended or otherwise modified from time to time, the "Stock Subscription and Exchange Agreement"), pursuant to which the Stockholders have agreed (a) to purchase Series B Convertible Preferred Stock from the Company in the aggregate stated amount of $12.5 million and (b) to exchange their shares of Existing Preferred Stock for an equal number of shares of Series A Convertible Preferred Stock.

                  WHEREAS, each share of Series B Convertible Preferred Stock and each share of Series A Convertible Preferred Stock (collectively, the "Convertible Preferred Stock") acquired pursuant to the Stock Subscription and Exchange Agreement is convertible into Common Shares (as defined below), and the Company has further agreed to provide certain registration rights in respect of the Registrable Securities (as defined below) on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" shall mean (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (ii) with respect to any individual, shall also mean the spouse, sibling, child, step-child, grandchild, niece, nephew or parent of such Person, or the spouse thereof.

                  "Blackout Period" shall have the meaning set forth in Section 2.7.

                  "Common Shares" shall mean shares of common stock, par value $0.01 per share, of the Company.

                  "Company" shall have the meaning set forth in the preamble.

                  "Convertible Preferred Stock" shall have the meaning set forth in the recitals hereto.

                  "Demand Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.1.

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                  "Demand Registration Statement" shall mean a registration
statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.1 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Existing Preferred Stock" means the convertible preferred stock of the Company, par value $0.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on February 3, 2000.

                  "Incidental Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.2.

                  "Incidental Registration Statement" shall mean a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.2 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

                  "Initial Stockholders" shall have the meaning set forth in the preamble.

                  "Initiating Stockholders" shall mean, with respect to a particular registration, the Stockholders who initiated the Request for such registration.

                  "Inspectors" shall have the meaning set forth in Section
4.1(g).

                  "Majority Stockholders" shall mean one or more Stockholders of Registrable Securities who would hold a majority of the Registrable Securities then outstanding.

                  "Majority Stockholders of the Registration" shall mean, with respect to a particular registration, one or more Stockholders of Registrable Securities who would hold (or will hold upon conversion of the Convertible Preferred Stock) a majority of the Registrable Securities to be included in such registration.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Offer" shall have the meaning set forth in Section 2.8(a).

                  "Offeree" shall have the meaning set forth in Section 2.8(a).

                  "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization

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or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

                  "Prospectus" shall mean the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

                  "Purchaser" shall have the meaning set forth in Section
2.8(a).

                  "Registrable Securities" shall mean (i) any Common Shares issued or issuable upon conversion of the Convertible Preferred Stock, (ii) any Common Shares issued as dividends on the Existing Preferred Stock and (iii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of substantially all the assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, the Convertible Preferred Stock or the Registrable Securities referenced in clauses (i) and (ii) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (C) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, or (D) such securities shall have ceased to be outstanding.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation, (i) all SEC, stock exchange, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any U.S. stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum), (iii) all reasonable expenses of any Persons in preparing or assisting in preparing, printing, distributing and mailing any Registration Statement, any Prospectus, any underwriting agreements and transmittal letters, (iv) the fees and disbursements of counsel for the Company,
(v) the fees and disbursements of Stockholders' Counsel to the extent that such fees and expenses do not exceed $25,000, and (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letters) and the fees and expenses of other Persons, including experts, retained by the Company; provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable

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Securities; and provided further, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business.

                  "Registration Statement" shall mean any registration statement of the Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

                  "Request" shall have the meaning set forth in Section 2.1(a).

                  "S-3 Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.3(a).

                  "SEC" shall mean the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Series A Convertible Preferred Stock" means the Series A Convertible Preferred Stock of the Company, par value $0.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on June 7, 2002.

                  "Series B Convertible Preferred Stock" means the Series B Convertible Preferred Stock of the Company, par value $0.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on June 7, 2002.

                  "Shelf Registration" shall have the meaning set forth in
Section 2.1(a).

                  "Stockholders" shall mean each of the Initial Stockholders for so long as such Person owns any Registrable Securities and such of its respective heirs, successors and permitted assigns (including any permitted transferees of Registrable Securities) who acquire or are otherwise the transferee of Registrable Securities, directly or indirectly, from such Initial Stockholder (or any subsequent Stockholder), for so long as such heirs, successors and permitted assigns own any Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a Stockholder whenever such Person holds any Convertible Preferred Stock that is convertible into Registrable Securities, whether or not such conversion has actually been effected. Registrable Securities issuable upon conversion of any Convertible Preferred Stock shall be deemed outstanding for the purposes of this Agreement.

                  "Stockholders' Counsel" shall mean one firm of counsel (per registration) to the Stockholders owning the Registrable Securities participating in such registration, which counsel

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shall be selected (i) in the case of a Demand Registration or an S-3
Registration, by the Initiating Stockholders holding a majority of the Registrable Securities for which registration was requested in the Request, and
(ii) in all other cases, by the Majority Stockholders participating in the Registration.

                  "Stock Subscription and Exchange Agreement" shall have the meaning set forth in the recitals hereto.

                  "Underwriters" shall mean the underwriters, if any, of the offering being registered under the Securities Act.

                  "Underwritten Offering" shall mean a sale of securities of the Company to an Underwriter or Underwriters for re-offering to the public.

                  "Withdrawn Demand Registration" shall have the meaning set forth in Section 2.1(a).

                  "Withdrawn Request" shall have the meaning set forth in
Section 2.1(a).

2.       REGISTRATION UNDER THE SECURITIES ACT.

         2.1      Demand Registration.

                  (a) Right to Demand Registration. Subject to Section 2.1(c) and to this Section, at any time or from time to time, the Majority Stockholders shall have the right to request in writing that the Company register all or part of such Stockholders' Registrable Securities having an aggregate expected offering price of at least $10 million (or, if the expected offering price of all remaining Registrable Securities should be less than $10 million, such lesser amount) (a "Request") (which Request shall specify the amount of Registrable Securities intended to be disposed of by such Stockholders and the intended method of disposition thereof) by filing with the SEC a Demand Registration Statement. As promptly as practicable, but no later than twenty
(20) days after receipt of a Request, the Company shall give written notice of such requested registration to all Stockholders owning Registrable Securities. Subject to Section 2.1(b), the Company shall include in a Demand Registration, in addition to any other securities it may elect to include, (i) the Registrable Securities intended to be disposed of by the Initiating Stockholders and (ii) the Registrable Securities intended to be disposed of by any other Stockholder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within twenty (20) days after the receipt of such written notice from the Company. The Company shall, as expeditiously as possible following a Request, use its commercially reasonable efforts to cause to be filed with the SEC a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by all such Stockholders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Request (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act (a "Shelf Registration") if so requested and if the Company is then eligible to use such a registration). The Company shall use its commercially reasonable efforts

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to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective for the period specified in Section 4.1(b).

                  A Request may be withdrawn prior to the filing of the Demand Registration Statement by the Majority Stockholders of the Registration (a "Withdrawn Request") and a Demand Registration Statement may be withdrawn prior to the effectiveness thereof by the Majority Stockholders of the Registration (a "Withdrawn Demand Registration"), and such withdrawals shall be treated as a Demand Registration which shall have been effected pursuant to this Section 2.1, unless the Stockholders of Registrable Securities to be included in such Registration Statement reimburse the Company for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred and no Request for a Demand Registration may be made for 90 days following the date of such withdrawal); provided; however, that if a Withdrawn Request or Withdrawn Demand Registration is made (A) because of a material adverse change in the business, financial condition or prospects of the Company, or (B) because of a postponement of such registration pursuant to Section 2.7, then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section
2.1 (and shall not be counted toward the number of Demand Registrations), the Company shall pay all Registration Expenses in connection therewith and the 90 day limitation referred to above shall not be applicable.

                  The registration rights granted pursuant to the provisions of this Section 2.1 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

                  (b) Priority in Demand Registrations. If a Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Stockholder requesting registration) on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without interfering with the successful marketing of the securities being offered, the Company shall include in such Demand Registration, to the extent of the number which the Company is so advised may be included in such offering, first, the Registrable Securities requested to be included in the Demand Registration by the Initiating Stockholders and those other Stockholders who have made a written request to the Company for inclusion thereof, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such Demand Registration by each of them and second, any other securities to be registered.

                  (c) Limitations on Registrations. In no event shall the Company be required to effect more than three (3) Demand Registrations in total, or more than one (1) Demand Registration in any six (6) month period, pursuant to Section 2.1(a).

                  (d) Underwriting; Selection of Underwriters. Notwithstanding anything to the contrary contained in Section 2.1(a), if the Initiating Stockholders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering; and such Initiating Stockholders may require that all

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Persons participating in such registration sell their securities to the
Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Stockholders. If any Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Stockholders, subject to the approval of the Company (such approval not to be unreasonably withheld).

                  (e) Effective Registration Statement; Suspension. A Demand Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement for the time period specified in Section 4.1(b), (ii) if the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, or (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied (other than by the sole reason of (x) any breach or failure by the Stockholders owning the Registrable Securities and (y) any breach or failure by the Underwriters) or are not otherwise waived.

                  (f) Other Registrations. During the period (i) beginning on the date of a Request and (ii) ending on the date that is sixty (60) days after the date that a Demand Registration Statement pertaining to an Underwritten Offering filed pursuant to such Request has been declared effective by the SEC, the Company shall not, without the consent of the Majority Stockholders of the Registration, file a registration statement pertaining to the Common Shares (other than a registration on Form S-8 or Form S-4 or any successor form to such forms).

                  (g) Registration Statement Form. Registrations under this
Section 2.1 shall be on such appropriate registration form of the SEC which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration.

         2.2      Incidental Registration.

                  (a) Right to Include Registrable Securities. If the Company at any time or from time to time proposes to register any of its Common Shares under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms and other than pursuant to Section 2.1 or 2.3) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least 30 days prior to such proposed registration) to all Stockholders known to the Company of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the number of securities proposed to be registered and the distribution arrangements) and of such Stockholders' right to participate in such registration under this Section 2.2 as hereinafter provided. Subject to the other provisions of this paragraph (a) and Section 2.2(b), upon the written request of any Stockholder made within 20 days after the receipt of such written notice (which request shall specify the amount of

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Registrable Securities to be registered), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by Stockholders to be so registered (an "Incidental Registration"), by inclusion of such Registrable Securities in the Registration Statement which covers the Common Shares which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 4. If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Stockholder. The Stockholders requesting inclusion in an Incidental Registration may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion if such pricing is anticipated to be lower than the lower end of the anticipated range of the proposed offering price specified in the Company's notice of registration. If such Incidental Registration is an Underwritten Offering, the Company may require all Persons participating in such Incidental Registration (not to include any Stockholder that has revoked its request for inclusion prior to the effective date) to sell all of its securities so registered in the Underwritten Offering.

                  If at any time after giving written notice of its intention to register any Common Shares and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such Common Shares, the Company may, at its election, give written notice of such determination to each Stockholder owning Registrable Securities who had elected to participate and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the reasonable out-of-pocket Registration Expenses actually incurred in connection therewith), without prejudice, however, to the rights of Stockholders to cause such registration to be effected as a registration under
Section 2.1 or 2.3(a), and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other Common Shares ; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all Stockholders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this
Section 2.2 which the Company is obligated to effect.

                  The registration rights granted pursuant to the provisions of this Section 2.2 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

                  (b) Priority in Incidental Registration. If an Incidental Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (which advice the Company shall promptly forward to each Stockholder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Common Shares (including Registrable Securities) requested

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to be included in such registration exceeds the amount which can be sold in such offering without interfering with the successful marketing of the securities being offered, the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of an Incidental Registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, (B) second, the Registrable Securities requested to be included in such registration by the Stockholders and those other holders of Common
Shares that shall be entitled to piggyback registration rights on the same level of priority as the Stockholders (as explicitly provided for in the registration rights agreement pertaining to such other Common Shares), allocated pro rata in proportion to the number of Registrable Securities and Common Shares requested to be included in such registration by each of them, and (C) third, other securities of the Company to be registered on behalf of any other Person, and
(ii) in the case of an Incidental Registration initiated by a Person other than the Company, (A) first, the registrable securities requested to be included in such Incidental Registration by any Persons initiating such Incidental Registration, (B) second, the Registrable Securities requested to be included in such registration by the Stockholders and those other holders of Common Shares that shall be entitled to piggyback registration rights on the same level of priority as the Stockholders (as explicitly provided for in the registration rights agreement pertaining to such other Common Shares), allocated pro rata in proportion to the number of Registrable Securities and Common Shares requested to be included in such registration by each of them, (C) third, the securities that the Company proposes to register for its own account, and (D) fourth, other securities of the Company to be registered on behalf of any other Person.

         2.3      S-3 Registration; Shelf Registration.

                  (a) S-3 Registration. If at any time (i) one or more Stockholders of Registrable Securities representing 50% or more of the Registrable Securities then outstanding request that the Company file a registration statement on Form S-3 or any successor form thereto for a public offering of all or any portion of the shares of Registrable Securities held by such Stockholder or Stockholders, the reasonably anticipated aggregate price to the public of which would exceed $10 million and (ii) the Company is a registrant entitled to use Form S-3 or any successor form thereto to register such securities, then the Company shall, as expeditiously as possible following such Request, use its commercially reasonable efforts to register under the Securities Act on Form S-3 or any successor form thereto, for public sale in accordance with the intended methods of disposition specified in such Request or any subsequent requests (including, without limitation, by means of a Shelf Registration) the Registrable Securities specified in such Request and any subsequent requests; provided, that if such registration is for an Underwritten Offering, the terms of Sections 2.1(b) and 2.1(d) shall apply (and any reference to "Demand Registration" therein shall, for purposes of this Section 2.3, instead be deemed a reference to "S-3 Registration"). Whenever the Company is required by this Section 2.3 to use its commercially reasonable efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2.1(a) (including but not limited to the requirements that the Company (A) notify all Stockholders owning Registrable Securities from whom such Request for registration has not been received and provide them with the opportunity to participate in the offering and (B) use its commercially reasonable efforts to have such S-3 Registration Statement declared and remain effective for the time period specified herein) shall apply to such registration (and any reference in such Section 2.1(a) to "Demand Registration" shall, for

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purposes of this Section 2.3, instead be deemed a reference to "S-3
Registration"). Notwithstanding anything to the contrary contained herein, no Request may be made under this Section 2.3 within ninety (90) days after the effective date of a Registration Statement filed by the Company covering a firm commitment Underwritten Offering in which the Stockholders owning Registrable Securities shall have been entitled to join pursuant to this Agreement. The number of S-3 Registrations that the Company is obligated to effect shall be limited to three, and the Company shall not be obligated to effect more than two S-3 Registrations in any calendar year.

                  The registration rights granted pursuant to the provisions of this Section 2.3(a) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

                  (b) Shelf Registration. If a request made pursuant to Section
2.1 or 2.3(a) is for a Shelf Registration, the Company shall use its commercially reasonable efforts to keep the Shelf Registration continuously effective for a period of one hundred and eighty (180) days or through the date on which all of the Registrable Securities covered by such Shelf Registration may be sold pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect) (whichever is shorter).

         2.4 Expenses. The Company shall pay all Registration Expenses in connection with any Demand Registration, Incidental Registration, S-3 Registration or Shelf Registration, whether or not such registration shall become effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, except as otherwise provided with respect to a Withdrawn Request and a Withdrawn Demand Registration in Section 2.1(a). Each Stockholder shall pay all fees, discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons engaged in the distribution of such Stockholder's Registrable Securities pursuant to any registration pursuant to this Section 2.

         2.5      Underwritten Offerings.

                  (a) Demand Underwritten Offerings. If requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to a Demand Registration or an S-3 Registration, the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to each Stockholder of Registrable Securities participating in such offering and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 5.

                  (b) Stockholders of Registrable Securities to be Parties to Underwriting Agreement. The Stockholders owning Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by Section 2 shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Stockholders' option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the

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benefit of such Stockholders owning Registrable Securities and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Stockholders owning Registrable Securities; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Stockholder for inclusion in the Registration Statement. No Stockholder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Stockholder, such Stockholder's Registrable Securities and such Stockholder's intended method of disposition.

                  (c) Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any Registration Statement which involves an Underwritten Offering hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in such underwritten arrangements and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         2.6 Conversions; Exercises. Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the conversion of the Convertible Preferred Stock to be included in any registration pursuant to Section 2 hereof, the conversion of the Convertible Preferred Stock must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold.

         2.7 Postponements. The Company shall be entitled to postpone a Demand Registration or an S-3 Registration and to require the Stockholders owning Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration during any Blackout Period (as defined below)
(i) if the Board of Directors of the Company determines in good faith that effecting such a registration or continuing such disposition at such time would have an adverse effect upon a material proposed transaction affecting or by the Company, or (ii) if the Company is in possession of material information which the Board of Directors of the Company determines in good faith is not in the best interests of the Company to disclose in a registration statement at such time provided, however, that the Company may delay a Demand Registration or an S-3 Registration and require the Stockholders owning Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration only for a reasonable period of time not to exceed ninety (90) days (or such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (the "Blackout Period"); provided, further that the effectiveness period shall be extended by the number of days in any Blackout Period to the extent that the Registration Statement already was effective at the commencement of the Blackout Period. There shall not be more than two Blackout Periods in any twelve (12) month period. The Company shall promptly notify the Stockholders in writing (a "Blackout Notice") of any decision to postpone a Demand Registration or an S-3 Registration or to discontinue sales of Registrable Securities covered by a Shelf Registration or an S-3 Registration pursuant to this Section 2.7 and shall include an undertaking by the Company to promptly notify the Stockholders as soon as a Demand Registration may be effected or sales of Registrable Securities covered by a Shelf Registration may resume. In making any such determination to initiate or terminate a Blackout Period, the Company shall not be required to consult with or obtain the consent of any Stockholder, and any such determination shall be the Company's sole responsibility. Each Stockholder shall treat all notices received from the Company pursuant to this Section 2.7 in the strictest confidence and shall not disseminate such information. If the Company shall postpone the filing of a Demand Registration Statement or an S-3 Registration pursuant to this Section 2.7, the Majority Stockholders of Registrable Securities who were to participate therein shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company within thirty
(30) days after receipt of the Blackout Notice. Such withdrawn registration request shall not be treated as a Demand Registration effected pursuant to
Section 2.1 (and shall not be counted towards the number of Demand Registrations effected), and the Company shall pay all Registration Expenses in connection therewith.

3.       HOLDBACK ARRANGEMENTS.

         3.1 Restrictions on Sale by Stockholders Owning Registrable Securities. Each Stockholder owning Registrable Securities agrees, by acquisition of such Registrable Securities, if requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, not to transfer, hedge or make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution, including a sale pursuant to Rule 144, of any Registrable Securities or any other equity security of the Company (or any security convertible into or exchangeable or exercisable for any equity security of the Company) (except as part of such underwritten registration), during the five business days (as such term is used in Regulation M under the Exchange Act) prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed ninety (90) days, beginning on the effective date of the applicable Registration Statement.

         3.2 Restrictions on Sale by the Company and Others. The Company agrees that if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, it will not effect any public sale or distribution of any of the Company's equity securities (or any security convertible into or exchangeable or exercisable for any of the Company's equity securities) during the five business days (as such term is used in Regulation M under the Exchange Act) prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed ninety (90) days, beginning on the effective date of the applicable Registration Statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms).

4.       REGISTRATION PROCEDURES.

         4.1 Obligations of the Company. Whenever the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, the Company shall, as expeditiously as possible:

                  (a) prepare and file with the SEC (promptly, and in any event within sixty (60) days after receipt of a request to register Registrable Securities) the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective (provided, that the Company may discontinue any registration of its securities that are not Registrable Securities, and, under the circumstances specified in Sections 2.2 or 2.7, its securities that are Registrable Securities); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any U.S. jurisdiction, the Company shall (i) provide Stockholders' Counsel with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC, which documents shall be subject to the review and comment of Stockholders' Counsel, and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Stockholder's Counsel or any selling Stockholder shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement or one hundred and eighty (180) days, whichever is shorter; provided, that with respect to any Shelf Registration, such period need not extend beyond the time period provided in Section 2.3, and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the ninety (90) day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

                  (c) furnish, without charge, to each selling Stockholder of such Registrable Securities and each Underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto, and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, as such selling Stockholder and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Stockholder (the Company hereby consenting (subject only to the provisions of subparagraph (f) below to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Stockholder of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

                  (d) prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify all Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as any selling Stockholder of Registrable Securities covered by such Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request to enable such selling Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Stockholder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be reasonably necessary or advisable to enable any such selling Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Stockholder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

                  (e)      [intentionally omitted]

                  (f) promptly notify Stockholders' Counsel, each Stockholder owning Registrable Securities covered by such Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or
(B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contemplated by Section 2.5(b) cease to be true and correct in all material respects, and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this
Section 4.1(f), the Company shall promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such Stockholder and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 4.1(f), the Company shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                  (g) make available for inspection by any selling Stockholder of Registrable Securities, any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, Stockholders' Counsel and any attorney retained by any such seller or any Underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the "Records") as shall be necessary, in the opinion of such Stockholders' and such Underwriters' respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company's and any subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

                  (h) in the event of an Underwritten Offering, obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants who have certified the Company's financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter, if any, and furnish to each Underwriter, if any, a copy of such opinion and letter addressed to such Underwriter;

                  (i) provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;

                  (j) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, an earnings statement
(i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the Company's calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (k) if so requested by the Majority Stockholders of the Registration, use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each national securities exchange on which the Common Shares are then listed;

                  (l) keep each selling Stockholder of Registrable Securities reasonably advised in writing as to the initiation and progress of any registration under Section 2 hereunder;

                  (m) enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers' certificates and other customary closing documents;

                  (n) cooperate with each selling Stockholder of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

                  (o)      [intentionally omitted]

                  (p) cooperate with the selling Stockholders of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Stockholders of Registrable Securities at least three business days prior to any sale of Registrable Securities;

                  (q) if requested by the sole or lead managing Underwriter or any selling Stockholder of Registrable Securities, as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information concerning such selling Stockholder of Registrable Securities, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Stockholder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities; and

                  (r) use all commercially reasonable efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

         4.2 Seller Information. The Company may require each selling Stockholder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Stockholder, such Stockholder's Registrable Securities and such

Stockholder's intended method of disposition as the Company may from time to time reasonably request in writing; provided that such information shall be used only in connection with such registration.

         4.3 Notice to Discontinue. Each Stockholder owning Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(f)(ii) through (vii), such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(f) and, if so directed by the Company, such Stockholder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Stockholder's possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(f) to and including the date when the Stockholder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.1(f).

5.       INDEMNIFICATION; CONTRIBUTION.

         5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder owning Registrable Securities, and each Person who controls such Stockholder (within the meaning of the Securities Act) with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and out-of-pocket expenses (as incurred or suffered and including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished by the Stockholder or its representative to the Company for use therein. The Company shall also indemnify any Underwriters of the Registrable Securities, and each Person who controls any such Underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholders owning Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 5 and shall survive the transfer of securities by such Stockholder or Underwriter.

         5.2 Indemnification by Stockholders. Each Stockholder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, each other Person who participates as an Underwriter in the offering or sale of such securities, each Person who controls the Company or any such Underwriter (within the meaning of the Securities Act) and any other Person selling Common Shares in such Registration Statement against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Stockholder or its representative for use therein; provided, however, that the aggregate amount which any such Stockholder shall be required to pay pursuant to this
Section 5.2 shall in no event be greater than the amount of the net proceeds received by such Stockholder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Stockholder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Stockholder or Underwriter.

         5.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 5, except to the extent the indemnifying party is actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 5, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within twenty (20) days after receiving notice from such indemnified party, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest is reasonably likely to exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

         5.4 Contribution. If the indemnification provided for in Section 5.1 or
5.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 5.4 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         5.5 Other Indemnification. Indemnification similar to that specified in the preceding Sections 5.1 and 5.2 (with appropriate modifications) shall be given by the Company and each selling Stockholder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

         5.6 Indemnification Payments. The indemnification and contribution required by this Section 5 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred.

6.       General.

         6.1 Registration Rights to Others. Other than as set forth on Schedule A attached hereto, the Company is not party to any agreement with respect to its securities granting any registration rights to any Person. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with or materially adversely affect any of the rights provided in this Agreement to the Stockholders.

         6.2 Availability of Information. The Company covenants that it shall timely file any reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 under the Securities Act), all to the extent required from time to time to enable such Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (ii) any other rule or regulation now existing or hereafter adopted by the SEC.

         6.3 Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Stockholders beneficially owning more than 50% of the Registrable Securities then outstanding; provided, however, that no such amendment, modification, supplement, waiver or consent to departure shall reduce the aforesaid percentage of Registrable Securities without the written consent of all of the Stockholders beneficially owning Registrable Securities; and provided further, that nothing herein shall prohibit any amendment, modification, supplement, termination, waiver or consent to departure the effect of which is limited only to those Stockholders who have agreed to such amendment, modification, supplement, termination, waiver or consent to departure.

         6.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

                  (i)      If to the Company, to:

                           Insignia Financial Group, Inc.
                           200 Park Avenue
                           New York, NY  10166
                           Attn: Adam B. Gilbert, Esq.
                           Telecopy:  212-984-6644
                           Telephone:  212-984-6649

                           With a copy to:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York  10036
                           Attn: Allan R. Williams, Esq.
                           Telecopy:  212-969-2900
                           Telephone:  212-969-3000


                  (ii)     If to the Initial Stockholders, to:

                           Blackacre Capital Management L.L.C.
                           450 Park Avenue
                           New York, NY  10022
                           Attn:  Ronald J. Kravit
                           Telecopy:  212-891-2104
                           Telephone:  212-891-2100

                           With a copy to:

                           Schulte Roth & Zabel LLP
                           919 Third Avenue
                           New York, NY  10022
                           Attn:  Marc Weingarten, Esq.
                                   Michael R. Littenberg, Esq.
                             Telecopy: 212-593-5955
                             Telephone: 212-756-2000

                  (iii) If to any subsequent Stockholder, to the address of such Person set forth in the records of the Company.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

         6.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns (including any permitted transferee of Registrable Securities). Any Stockholder may assign to any permitted (as determined under the Stock Subscription and Exchange Agreement) transferee of its Registrable Securities (other than a transferee that acquires such Registrable Securities in a registered public offering or pursuant to a sale under Rule 144 of the Securities Act (or any successor rule)), its rights and obligations under this Agreement; provided, however, if any permitted transferee shall take and hold Registrable Securities, such transferee shall promptly notify the Company and by taking and holding such Registrable Securities such permitted transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a Stockholder under this Agreement). If the Company shall so request, any heir, successor or permitted assign (including any permitted transferee) shall agree in writing to acquire and hold the Registrable Securities subject to all of the terms hereof. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, sale of substantially all of its assets, or similar transaction. Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Stockholder without the consent of the Company.

         6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

         6.7 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

         6.8 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         6.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

         6.10 Remedies; Specific Performance. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

         6.11 Entire Agreement. This Agreement, the Convertible Preferred Stock (and the Certificates of Designation describing the rights and preferences thereof) and the Stock Subscription and Exchange Agreement (collectively, the "Other Agreements") are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in the Other Agreements. This Agreement and the Other Agreements supersede all prior agreements and understandings between the Company and the other parties to this Agreement with respect to such subject matter. Without limiting the foregoing, the Stockholders hereby acknowledge and agree that this Agreement supersedes the Registration Rights Agreement by and among the Company and Madeleine L.L.C., dated February 9, 2000.

         6.12 Nominees for Beneficial Owners. In the event that any Convertible Preferred Stock or Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Convertible Preferred Stock or Registrable Securities for purposes of any request or other action by any holder or holders of Convertible Preferred Stock or Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Convertible Preferred Stock or Registrable Securities contemplated by this Agreement. If the beneficial owner of any Convertible Preferred Stock or Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Convertible Preferred Stock or Registrable Securities.

         6.13 Consent to Jurisdiction; Waiver of Jury. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in
Section 6.4 of this Agreement, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. Each of the parties hereby irrevocably waives trial by jury in any action, suit or proceeding, whether at law or equity, brought by any of them in connection with this Agreement or the transactions contemplated hereby.

         6.14 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         6.15 Construction. The Company and the Initial Stockholders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Stockholders.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first written above.


INSIGNIA FINANCIAL GROUP, INC.


By:/s/
   -----------------------------------
     Name:  Adam B. Gilbert
     Title:  Executive Vice President


                                             INITIAL HOLDERS:


                                             MADELEINE L.L.C.


                                             By:/s/
                                                ---------------------------

                                                Name:  Ronald J. Kravit
                                                Title:  Vice President

                                   SCHEDULE A


1. Registration rights granted pursuant to the three separate registration rights agreements, each dated as of September 15, 1998, by and between APTS Partners, L.P. and Insignia/ESG Holdings, Inc.

2.       Registration   rights  granted  pursuant  to  the  Registration  Rights
         Agreement, dated as of September 15, 1998, by and between APTS V, L.L.C. and Insignia/ESG Holdings, Inc.

                                TABLE OF CONTENTS

                                                                                                               Page





1.   Definitions..................................................................................................1


2.   REGISTRATION UNDER THE SECURITIES ACT........................................................................5

      2.1   Demand Registration...................................................................................5
      2.2   Incidental Registration...............................................................................7
      2.3   S-3 Registration; Shelf Registration..................................................................9
      2.4   Expenses.............................................................................................10
      2.5   Underwritten Offerings...............................................................................10
      2.6   Conversions; Exercises...............................................................................11
      2.7   Postponements........................................................................................11

3.   HOLDBACK ARRANGEMENTS.........................................................................................

      3.1   Restrictions on Sale by Stockholders Owning Registrable Securities...................................12
      3.2   Restrictions on Sale by the Company and Others.......................................................12

4.   REGISTRATION PROCEDURES.....................................................................................13

      4.1   Obligations of the Company...........................................................................13
      4.2   Seller Information...................................................................................17
      4.3   Notice to Discontinue................................................................................17

5.   INDEMNIFICATION; CONTRIBUTION...............................................................................17

      5.1   Indemnification by the Company.......................................................................17
      5.2   Indemnification by Stockholders......................................................................18
      5.3   Conduct of Indemnification Proceedings...............................................................18
      5.4   Contribution.........................................................................................19
      5.5   Other Indemnification................................................................................20
      5.6   Indemnification Payments.............................................................................20

6.   GENERAL.....................................................................................................20

      6.1   Registration Rights to Others........................................................................20
      6.2   Availability of Information..........................................................................20
      6.3   Amendments and Waivers...............................................................................21
      6.4   Notices..............................................................................................21
      6.5   Successors and Assigns...............................................................................22
      6.6   Counterparts.........................................................................................23
      6.7   Descriptive Headings, Etc............................................................................23
      6.8   Severability.........................................................................................23
      6.9   Governing Law........................................................................................23
      6.10  Remedies; Specific Performance.......................................................................23
      6.11  Entire Agreement.....................................................................................24
      6.12  Nominees for Beneficial Owners.......................................................................24
      6.13  Consent to Jurisdiction; Waiver of Jury..............................................................24
      6.14  Further Assurances...................................................................................25
      6.15  Construction.........................................................................................25

